iShares Trust

Screen #2 attachment for
funds beyond series 99


105        ISHARES MSCI KLD
400 SOCIAL ETF
N
109	     ISHARES REAL
ESTATE 50 ETF
N
114	     ISHARES
INTERNATIONAL SELECT DIVIDEND
ETF           N
124  	     ISHARES EUROPE
DEVELOPED REAL ESTATE ETF
N
126        ISHARES
INTERNATIONAL DEVELOPED REAL
ESTATE ETF     N
187        ISHARES CORE HIGH
DIVIDEND ETF
	   N
226        ISHARES HUMAN
RIGHTS ETF
N
262	     ISHARES CORE
DIVIDEND GROWTH ETF
	   N
263	     ISHARES GLOBAL
REIT ETF
	   N



Please visit the iShares
website for the most recent
shareholder report if you
need more information on any
series higher than series 99.
http://us.ishares.com/advisor
_resources/resource_library/t
ax_legal_documents.htm





Limited Access
Information Classification: Limited Access